Exhibit 99.1

FOR:                                       NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:                           Les Brown

                                                Senior Vice President, Finance

                                                and Chief Financial Officer

                                                (435) 655-6106

NUTRACEUTICAL REPORTS SALES AND INCOME

PARK CITY, Utah, Apr 30/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2003 second quarter and six months ended March 31, 2003.

                Net sales for the fiscal 2003 second quarter were $30.6 million compared to $27.6 million for the same quarter of fiscal 2002.  For the second quarter, net income was $3.5 million, or $0.30 per share (diluted), compared to $2.9 million, or $0.26 per share (diluted), for the prior-year quarter.  Prior year quarterly earnings of $0.26 per share (diluted) included $0.05 per share received as a partial settlement of price fixing litigation to which the Company was a plaintiff.

                Net sales for the six months ended March 31, 2003 were $59.5 million compared to $52.1 million for the same six-month period of fiscal 2002.  During this six-month period, income before change in accounting principle was $6.1 million, or $0.53 per share (diluted), compared to $5.4 million, or $0.48 per share (diluted), during the same prior-year period.  Prior year earnings of $0.48 per share (diluted) included $0.05 per share received as a partial settlement of price fixing litigation to which the Company was a plaintiff.

                Bill Gay, chairman and chief executive officer, commented, “Our management team continues to be pleased with the Company’s branded sales growth, as well as the sales contribution from our natural food markets.  Our ability to leverage increased Company sales, as well as changes in our sales mix, into overall margin increases and enhanced profitability during the quarter was encouraging.  Historically, the second fiscal quarter has been the strongest for the Company and the Healthy Foods Channel where we compete.  It should be noted that we believe that overall trends in the Healthy Foods Channel remain relatively flat.  As a result, the Company’s growth prospects are dependent on market share gains from existing products, product line extensions, category introductions and acquisitions.  Cost improvements are also vitally important in our current economy, and we intend to continue to focus on them.  We were also pleased that during the quarter the Company repaid $2.5 million in outstanding bank debt and made additional investments in our business, including facility consolidation.”

                Nutraceutical is one of the nation’s largest manufacturers and marketers of quality branded nutritional supplements sold to health and natural food stores.  The Company sells its branded products under the brand names Solaray®, KAL®, NaturalMax®, VegLife®, Premier One®, Sunny Green™, Natural Sport®, ActiPet®, Action Labs® and Thompson® to health and natural food stores in the United States, and to distributors and stores worldwide.  Under the name Woodland Publishing™, the Company publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores.  The Company manufactures and/or distributes one of the broadest branded product lines in the industry with over 2,600 stock keeping units (SKUs), including over 600 SKUs exclusively sold internationally.

                In addition to its branded products, the Company manufactures bulk materials for use in its own products and for sale to other manufacturers and marketers in the nutritional supplement industry under the trade names Monarch Nutritional Laboratories™ and Great Basin Botanicals™.  The Company also distributes the products of certain third parties, and owns and operates neighborhood natural food markets under the trade names The Real Food CompanyTM and Thom’s Natural FoodsTM.

                The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words “may,” “will,” “should,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. There are a number of important factors that could cause actual events or the Company’s actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into foreign markets, as well as other restrictions on the sale of the Company’s products in such countries; (v) the unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding the consumption of nutritional supplements; (ix) increased costs, including raw material and labor costs; (x) the inability of the Company to gain and/or hold market share of its health and natural food store customers and bulk material customers; (xi) loss or retirement of key members of management; (xii) inability of the Company to successfully implement its business strategy or plan or otherwise manage growth, including the Company’s ability to locate and consummate advantageous acquisitions, or otherwise integrate acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of the Company’s products; (xiv) the absence of clinical trials for many of the Company’s products; (xv) availability and price of raw materials; (xvi) the Company’s ability to manufacture its products efficiently; (xvii) the mix of the Company’s products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by the Company not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, patent or trademark infringements suits and other litigation which may arise from time to time; (xxii) other factors discussed in the Company’s filings with the Securities and Exchange Commission or referenced in its press releases and (xxiii) other factors beyond the Company’s control.

                In addition, any forward-looking statements represent the Company’s estimates only as of the day of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of the Company. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see the Company’s SEC filings, which are updated from time to time, copies of which are available upon request from the Company at 435-655-6106.

© 2003 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands)

	March 31,	September 30,
	2003	2002
Assets
Current assets, net	$30,550	$30,703
Property, plant and equipment, net	20,640	21,263
Goodwill	2,310	2,310
Other non-current assets, net	12,698	13,276
	$66,198	$67,552

Liabilities and Stockholders' Equity
Current liabilities	$9,232	$10,245
Long-term liabilities	8,000	14,500
Stockholders' equity	48,966	42,807
	$66,198	$67,552

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2003	2002	2003	2002

Net sales	$30,586	$27,643	$59,487	$52,106
Cost of sales	14,681	13,273	28,763	25,067
Gross profit	15,905	14,370	30,724	27,039
Operating expenses
Selling, general and administrative	10,101	10,020	20,485	18,395
Income from operations	5,804	4,350	10,239	8,644
Interest and other (income)/expense, net	129	(269)	328	34
Income before provision for income taxes	5,675	4,619	9,911	8,610
Provision for income taxes	2,156	1,732	3,766	3,229
Income before change in accounting principle	3,519	2,887	6,145	5,381

Cumulative effect of change in accounting principle, net of tax benefit of $16,454, related to adoption of goodwill impairment standard	—	—	—	(35,311)

Net income (loss)	$3,519	$2,887	$6,145	$(29,930)

Income before change in accounting principle per common share
Basic	$0.31	$0.26	$0.55	$0.49
Diluted	$0.30	$0.26	$0.53	$0.48

Cumulative effect of change in accounting principle per common share
Basic	$—	$—	$—	$(3.19)
Diluted	$—	$—	$—	$(3.15)

Net income (loss) per common share
Basic	$0.31	$0.26	$0.55	$(2.70)
Diluted	$0.30	$0.26	$0.53	$(2.67)

Weighted average common shares outstanding
Basic	11,206,105	11,095,368	11,192,294	11,071,817
Diluted	11,625,671	11,307,852	11,601,028	11,197,136

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited)

(dollars in thousands)

	Three months ended March 31,		Six months ended March 31,
	2003	2002	2003	2002

Income before change in accounting principle	$3,519	$2,887	$6,145	$5,381
Provision for income taxes	2,156	1,732	3,766	3,229
Interest and other (income)/expense, net (1)	129	(269)	328	34
Depreciation and amortization (2)	944	1,089	1,918	2,190

EBITDA	$6,748	$5,439	$12,157	$10,834

(1)

EBITDA includes an add-back for amortization of deferred financing fees and, for the three months and six months ended March 31, 2002, EBITDA excludes other income of $815 for payment received as partial settlement of price-fixing litigation to which the Company was a plaintiff.

(2)	EBITDA includes an add-back for non-recurring amortization of inventory write-up of $44 for the three months and six months ended March 31, 2002.